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                                                                   Exhibit 10(t)

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      J. Bradford Bishop, Chief Executive Officer
      EIP Microwave, Inc.  5335 S.W. Meadows Road, Suite 275, Lake Oswego, OR
      97305
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June 22, 1995




REGISTERED, PRE-PAID DELIVERY

Marconi Instruments Ltd.
Longacres
St. Albans
Herts, England ALR OJN
Attention:  Peter Smith

          Re:  Termination of Cooperation Agreement, Distribution
               Agreement and Technical Collaboration Agreement
               ------------------------------------------------

Gentlemen:

      EIP Microwave, Inc. ("EIP") and Marconi Instruments Ltd. ("Marconi") are parties to the following agreements:

1. Agreement dated September 3, 1992 relating to cooperation between EIP and Marconi (the "Cooperation Agreement").

2. Agreement dated October 1, 1992 relating to EIP's appointment of Marconi as its distributor (the "Distribution Agreement").

3. Agreement dated October 1, 1992 relating to technical collaboration between EIP and Marconi (the "Technical Collaboration Agreement").

      The purpose of this letter is to provide Marconi with written notice that EIP has elected to terminate the Cooperation Agreement (pursuant to Section
(J)(1) of the Cooperation Agreement), the Distribution Agreement (pursuant to
Section 6(a) of the Distribution Agreement) and the Technical Collaboration Agreement (pursuant to Section 8(a) of the Technical Collaboration Agreement). The termination of these agreements will be effective December 31, 1995.

      EIP reserves the right to accelerate the termination of these agreements as a result of any prior or future breach of these agreements by Marconi. In particular, EIP reserves the right to accelerate the termination of the Distribution Agreement pursuant to Section 6(d) thereof as a result of Marconi's failure to meet the cumulative equivalent order targets set forth therein.

      Pursuant to Section 7(b) of the Distribution Agreement, EIP hereby requests that Marconi return to EIP on the effective date of termination all price books and lists, quotations, discount







                Telephone (503) 684-4590     Fax:  (503) 682-9462

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Marconi Instruments Ltd.
June 22, 1995
Page 2



sheets, technical particulars and all other documents which Marconi has received from EIP except those distributed in the normal course of trade. Pursuant to Section (C)(4) of the Cooperation Agreement, EIP further requests that Marconi return to EIP on the effective date of termination all other proprietary and confidential information which Marconi has received form EIP and all copies thereof.

The confidentiality Agreement dated April 4, 1995 between EIP and Marconi relating to nondisclosure and restricted use of information superseded certain provisions of, and will not be affected by the termination of, the Cooperation Agreement, the Distribution Agreement and the Technical Collaboration Agreement.



                                        Very truly yours,

                                        EIP MICROWAVE, INC.



                                        By:  /s/  J. Bradford Bishop
                                            -----------------------------
                                            J. Bradford Bishop
                                            Chairman